UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	April 28, 2015

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On April 30, 2015, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended March 29, 2015. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes certain non-GAAP financial measures. These measures include adjusted diluted earnings per share and constant currency revenue growth. Adjusted diluted earnings per shares excludes, depending on the period presented, (i) the effect of charges associated with our restructuring programs; (ii) losses and other charges, including acquisition and integration costs, charges related to facility consolidations, and charges related to contingent consideration liabilities, net of specified reversals, including a reversal of liabilities related to certain contingent consideration arrangements during the quarter ended March 31, 2014; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; and (v) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The Press Release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Management believes that these non-GAAP financial measures provide useful information to investors to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results and to assist in our evaluation of period-to-period comparisons. However, such non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other financial measures prepared in accordance with GAAP. Additionally, such non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President and Chief Operating Officer
On April 30, 2015, the Company announced that Liam Kelly, previously its Executive Vice President and President, Americas, has been promoted to the position of Executive Vice President and Chief Operating Officer, effective May 1, 2015. In this new role, Mr. Kelly will be responsible for the Company's global commercial strategy as head of the Company's business units in the Americas, Asia Pacific and Europe, Middle East and Africa. Mr. Kelly’s primary focus in this new role will be managing the Company’s sales, marketing and research and development functions, and identifying opportunities for cross business investments and collaboration in these and other areas. A copy of the press release announcing Mr. Kelly's promotion is filed as Exhibit 99.2 to this Current Report.
In connection with Mr. Kelly's promotion, the Compensation Committee (the "Committee") of the Company's Board of Directors approved an increase in his base salary from $487,888 to $550,000 and an increase in his annual incentive plan target award from 70% of his base salary to 75% of his base salary. The Committee also approved a promotional equity grant to Mr. Kelly under the Company's 2014 Stock Incentive Plan of 7,380 stock options and 722 shares of restricted stock. The options will vest in three equal annual installments beginning one year from the date of grant. The shares of restricted stock will vest in their entirety on the third anniversary of the grant date. In addition, Mr. Kelly will be eligible to receive Company contributions under the Company's deferred compensation plan, pursuant to which the Company will credit Mr. Kelly's deferred compensation plan account with non-elective contributions in an amount equal to five percent of his annual cash compensation, less the maximum matching contribution he is eligible to receive under the Company's 401(k) Plan, and matching contributions with respect to cash amounts deferred by Mr. Kelly into the deferred compensation plan, up to three percent of his annual cash compensation.
The Committee also approved the Company’s entry into new executive severance and change-in-control agreements with Mr. Kelly on substantially similar terms as those set forth in the executive severance and change-in-control agreements currently in place with the Company’s Chief Financial Officer. Descriptions of the material terms of the agreements are set forth in the Company’s 2015 Proxy Statement under the section "Potential Payments Upon Termination or Change of Control." The new agreements will replace the executive severance and change-in-control agreements previously in place between the Company and Mr. Kelly. In addition, in connection with his promotion, Mr. Kelly has agreed to terminate, and release the Company from any further obligations under, his (a) Executive Employment Agreement dated July 30, 2012, and (b) letter agreement with the Company dated as of April 1, 2014, pursuant to which Mr. Kelly was entitled to receive certain on-assignment allowances and reimbursements and certain relocation and income tax equalization benefits in connection with his service as Executive Vice President and President, Americas.
Long-Term Incentive Award for Executive Vice President and Chief Financial Officer
On April 28, 2015, the Committee approved a long-term incentive award for Thomas E. Powell, Executive Vice President and Chief Financial Officer of the Company, under the Company’s 2014 Stock Incentive Plan in recognition of Mr. Powell’s contributions to the Company and the key role he is expected to play in connection with Mr. Kelly’s transition to the newly created position of Executive Vice President and Chief Operating Officer. The award consists of 4,613 stock options, which will vest in three equal annual installments beginning one year from the date of grant, and 451 shares of restricted stock, which will vest on the third anniversary of the date of grant.
Item 7.01.    Regulation FD Disclosure.
In connection with the conference call to be held by the Company on April 30, 2015 to discuss its financial results for the quarter ended March 29, 2015, the Company plans to reference a slide presentation, which will be made available in advance of the call through the Company’s website. A copy of the slide presentation is furnished as Exhibit 99.3 to this Current Report.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.3, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01 Other Events.
Redemption of 6.875% Senior Subordinated Notes due 2019
On April 30, 2015, the Company issued a notice of conditional redemption to holders of its outstanding $250,000,000 aggregate principal amount of 6.875% Senior Subordinated Notes due 2019 (the “2019 Notes”). Pursuant to the notice of conditional redemption, the 2019 Notes will be redeemed on June 1, 2015 (the “Redemption Date”) at a redemption price equal to 103.438% of the principal amount of the 2019 Notes plus accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption Price”). The notice of conditional redemption is subject to the condition that the Company is able to borrow funds under its revolving credit agreement on the Redemption Date in an amount sufficient to pay the aggregate Redemption Price on the Redemption Date.
Forward-Looking Statements
This Current Report on Form 8-K and the information provided herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company’s redemption of its 6.875% Senior Subordinated Notes due 2019. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business and the industry and markets in which we operate. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements due to a number of factors, including: changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments; demand for and market acceptance of new and existing products; our ability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with expectations; our ability to effectively execute our restructuring programs; our inability to realize savings resulting from restructuring plans and programs at anticipated levels; the impact of recently passed healthcare reform legislation and changes in Medicare, Medicaid and third-party coverage and reimbursements; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates and sovereign debt issues; difficulties entering new markets; and general economic conditions. For a further discussion of the risks relating to our business, see Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We expressly disclaim any obligation to update these forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Earnings Press Release, dated April 30, 2015
99.2    Press Release, dated April 30, 2015
99.3    Earnings Conference Call Slide Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2015	TELEFLEX INCORPORATED By: /s/ Benson F. Smith Name: Benson F. Smith Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release, dated April 30, 2015
99.2	Press Release, dated April 30, 2015
99.3	Earnings Conference Call Slide Presentation